Exhibit 99.1

NRG Energy, Inc. Reports First Quarter 2018 Results

•	Transformation Plan on track with $80 million in cost savings realized in the first quarter of 2018, and $3 billion in asset sales still expected to close in 2018

•	Closed drop down of a 154 MW solar utility-scale project to NRG Yield for $42 million and announced the sale of the Canal 3 project

•	Announced acquisition of XOOM Energy, a retail business that expands NRG’s retail sales capabilities and East presence

•	Share repurchases underway with $93 million purchased through March 31, 2018

•	Maintaining 2018 guidance

PRINCETON, NJ - May 3, 2018 - NRG Energy, Inc. (NYSE: NRG) today reported a first quarter 2018 net income of $233 million, or $0.88 per basic common share. Adjusted EBITDA for the first quarter 2018 was $549 million and cash from operations was $357 million.

“I am pleased with our strong first quarter results and good execution against our Transformation Plan goals,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “Asset sales are underway and we expect to close them in the second half of this year. Right-sizing our portfolio and transitioning our platform to be more customer-driven leaves us well-positioned for market upside this summer and beyond."

Consolidated Financial Results

	Three Months Ended
($ in millions)	3/31/18	3/31/17
Income/(Loss) from Continuing Operations	$233	$(169)
Cash From Continuing Operations	$357	$(82)
Adjusted EBITDA	$549	$385
Free Cash Flow Before Growth Investments (FCFbG)	$107	$(32)

Segment Results

Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended
Segment	3/31/18	3/31/17
Retail	$946	$(34)
Generation [a]	(536)	37
Renewables [b]	(34)	(29)
NRG Yield [b]	—	(2)
Corporate	(143)	(141)
Income/(Loss) from Continuing Operations	$233	$(169)
a. In accordance with GAAP, 2017 results have been restated to include full impact of the GenOn deconsolidation
b. In accordance with GAAP, 2017 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions after Q1 of 2017

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended
Segment	3/31/18	3/31/17
Retail	$188	$133
Generation [a]	147	54
Renewables [b]	32	23
NRG Yield [b]	189	186
Corporate	(7)	(11)
Adjusted EBITDA [c]	$549	$385
a. In accordance with GAAP, 2017 results have been restated to include full impact of the GenOn deconsolidation
b. In accordance with GAAP, 2017 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions after Q1 of 2017
c. See Appendices A-1 through A-2 for Operating Segment Reg G reconciliations

Retail: First quarter Adjusted EBITDA was $188 million, $55 million higher than first quarter 2017 due to lower operating costs and higher gross margin with increased customer count, higher customer usage and favorable weather in 2018.

Generation: First quarter Adjusted EBITDA was $147 million, $93 million higher than first quarter 2017 driven by:

•	Gulf Coast Region: $57 million increase due to the sale of NOx emissions credits and higher realized energy prices, partially offset by lower reliability-must-run revenues

•	East/West[1]: $36 million increase due to higher capacity revenues, increased pricing in PJM and ISO-NE and higher trading results at BETM, partially offset by lower generation volumes

Renewables: First quarter Adjusted EBITDA was $32 million, $9 million higher than first quarter 2017 due to lower customer acquisition costs, new maintenance service contracts and higher availability of Agua Caliente.
NRG Yield: First quarter Adjusted EBITDA was $189 million, $3 million higher than first quarter 2017 due to growth in distributed generation partnerships and higher availability at El Segundo, partially offset by lower renewable production in 2018 driven by lower wind resources.
Corporate: First quarter Adjusted EBITDA was $(7) million, $4 million better than the first quarter 2017 due to lower G&A expenses and advisory fees, partially offset by the reduction in shared services revenue from GenOn.

1 Includes International and BETM

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	3/31/18	12/31/17
Cash at NRG-Level [a]	$467	$769
Revolver Availability	1,614	1,711
NRG-Level Liquidity	$2,081	$2,480
Restricted Cash	407	508
Cash at Non-Guarantor Subsidiaries	297	222
Total Liquidity	$2,785	$3,210
a. Includes unrestricted cash held at Midwest Generation (a non-guarantor subsidiary), which can be distributed to NRG without limitation

NRG-Level Cash as of March 31, 2018, was $467 million, a decrease of $302 million from December 31, 2017, and $1.6 billion was available under the Company’s credit facilities at the end of the first quarter 2018. Total liquidity was $2.8 billion, including restricted cash and cash at non-guarantor subsidiaries (primarily NRG Yield).

NRG Strategic Developments
Transformation Plan
During the first quarter of 2018, NRG realized $80 million of its 2018 cost savings target as part of the previously announced Transformation Plan. With respect to the asset sales under the Transformation Plan, NRG continues to expect up to $3.2 billion of cash proceeds, with a majority of those proceeds coming from transactions announced earlier this year and on track to close in 2018.

As part of the Transformation Plan asset sales, on March 30, 2018, NRG closed on the sale of the 154 MW Buckthorn Solar utility-scale project to NRG Yield for cash consideration of $42 million, excluding working capital adjustments, plus assumed non-recourse debt of approximately $131 million2.

Retail Acquisition
As previously announced at NRG's Analyst Day conference on March 27, 2018, NRG entered into an agreement to acquire retail provider XOOM Energy, LLC for $210 million3, representing an incremental $45 million of Adjusted EBITDA on an annual basis. The acquisition is expected to close in the second quarter of 2018.

Canal 3 Sale
On March 22, 2018, NRG agreed to sell Canal 3 to Stonepeak Kestrel Holdings II LLC in conjunction with GenOn's sale of Canal Units 1 and 2 to Stonepeak Kestrel Holdings LLC. The final purchase price for the Canal 3 sale will be determined based on a formula including capital reimbursement, return on capital and a development fee. The Canal 3 sale is expected to enhance 2018 capital allocation by approximately $130 million early in the third quarter of 2018.

2 Anticipated debt balance at conversion to a term loan when the project achieves substantial completion in May 2018.
3 Includes transaction costs; excluding working capital adjustments

2018 Guidance

NRG is maintaining its guidance for 2018 with respect to Consolidated Adjusted EBITDA, Cash from Operations, and FCFbG as set forth below.

Table 4: 2018 Adjusted EBITDA, Cash from Operations, and FCF before Growth Investments Guidance

2018
($ in millions)	Guidance Range
Adjusted EBITDA [a]	$2,800 - $3,000
Cash From Operations	$2,015 - $2,215
Free Cash Flow Before Growth Investments (FCFbG)	$1,550 - $1,750
a. Non-GAAP financial measure; see Appendix Tables A-1 through A-5 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

Capital Allocation Update
On April 19, 2018, NRG declared a quarterly dividend on the company's common stock of $0.03 per share, payable May 15, 2018, to stockholders of record as of May 1, 2018, representing $0.12 on an annualized basis.

In the first quarter of 2018, NRG repurchased 3.1 million shares of its common stock for $93 million at an average cost of $29.75 per share.

On March 21, 2018, NRG announced that it had repriced its $1.872 billion Term Loan B due June 2023. The transaction was leverage neutral and the Company expects interest savings over the remaining life of the loan to total approximately $47 million. Expected annualized interest savings are estimated to be approximately $9 million.

The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call
On May 3, 2018, NRG will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re redefining power by putting customers at the center of everything we do. We create value by generating electricity and serving nearly 3 million residential and commercial customers through our portfolio of retail electricity brands. A Fortune 500 company, NRG delivers customer-focused solutions for managing electricity, while enhancing energy choice and working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy, @nrginsight.

Safe Harbor Disclosure
In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to implement and execute on our publicly announced transformation plan, including any cost savings, margin enhancement, asset sale, and net debt targets, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, risks related to project siting, financing, construction, permitting, government approvals and the negotiation of project development agreements, our ability to progress development pipeline projects, the timing or completion of GenOn's emergence from bankruptcy, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, our ability to close the Drop Down transactions with NRG Yield, and our ability to execute our Capital Allocation Plan. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of May 3, 2018. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings press release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Marijke Shugrue	Kevin L. Cole, CFA
609.524.5262	609.524.4526

Lindsey Puchyr
609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In millions, except for per share amounts)	2018	2017
Operating Revenues
Total operating revenues	$2,421	$2,382
Operating Costs and Expenses
Cost of operations	1,558	1,862
Depreciation and amortization	235	257
Selling, general and administrative	191	260
Reorganization costs	20	—
Development costs	13	17
Total operating costs and expenses	2,017	2,396
Other income - affiliate	—	48
Gain on sale of assets	2	2
Operating Income	406	36
Other Income/(Expense)
Equity in (losses)/earnings of unconsolidated affiliates	(2)	5
Other (expense)/income, net	(3)	13
Loss on debt extinguishment, net	(2)	(2)
Interest expense	(167)	(225)
Total other expense	(174)	(209)
Income/(Loss) from Continuing Operations Before Income Taxes	232	(173)
Income tax benefit	(1)	(4)
Income/(Loss) from Continuing Operations	233	(169)
Loss from discontinued operations, net of income tax	—	(34)
Net Income/(Loss)	233	(203)
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interests	(46)	(40)
Net Income/(Loss) Attributable to NRG Energy, Inc.	279	(163)
Earnings/(Loss) per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	318	316
Income/(loss) from continuing operations per weighted average common share — basic	$0.88	$(0.41)
Loss from discontinued operations per weighted average common share — basic	$—	$(0.11)
Earnings/(Loss) per Weighted Average Common Share — Basic	$0.88	$(0.52)
Weighted average number of common shares outstanding — diluted	322	316
Income/(loss) from continuing operations per weighted average common share — diluted	$0.87	$(0.41)
Loss from discontinued operations per weighted average common share — diluted	$—	$(0.11)
Earnings/(Loss) per Weighted Average Common Share — Diluted	$0.87	$(0.52)
Dividends Per Common Share	$0.03	$0.03

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
(Unaudited)

	Three months ended March 31,
	2018	2017
	(In millions)
Net income/(loss)	$233	$(203)
Other comprehensive income/(loss), net of tax
Unrealized gain on derivatives, net of income tax expense of $0 and $1	14	4
Foreign currency translation adjustments, net of income tax expense of $0 and $0	(2)	7
Defined benefit plans, net of income tax expense of $0 and $0	(1)	—
Other comprehensive income	11	11
Comprehensive income/(loss)	244	(192)
Less: Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interest	(38)	(39)
Comprehensive income/(loss) attributable to NRG Energy, Inc.	282	(153)
Comprehensive income/(loss) available for common stockholders	$282	$(153)

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	March 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$764	$991
Funds deposited by counterparties	241	37
Restricted cash	407	508
Accounts receivable, net	903	1,079
Inventory	528	532
Derivative instruments	1,015	626
Cash collateral paid in support of energy risk management activities	211	171
Accounts receivable - affiliate	73	95
Current assets - held for sale	89	115
Prepayments and other current assets	326	261
Total current assets	4,557	4,415
Property, plant and equipment, net	13,911	13,908
Other Assets
Equity investments in affiliates	1,011	1,038
Goodwill	539	539
Intangible assets, net	1,726	1,746
Nuclear decommissioning trust fund	680	692
Derivative instruments	354	172
Deferred income taxes	136	134
Non-current assets held-for-sale	157	43
Other non-current assets	681	631
Total other assets	5,284	4,995
Total Assets	$23,752	$23,318
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$956	$688
Accounts payable	787	881
Accounts payable - affiliate	32	33
Derivative instruments	790	555
Cash collateral received in support of energy risk management activities	240	37
Current liabilities held-for-sale	80	72
Accrued expenses and other current liabilities	662	890
Accrued expenses and other current liabilities - affiliate	161	161
Total current liabilities	3,708	3,317
Other Liabilities
Long-term debt and capital leases	15,406	15,716
Nuclear decommissioning reserve	272	269
Nuclear decommissioning trust liability	400	415
Deferred income taxes	20	21
Derivative instruments	264	197
Out-of-market contracts, net	201	207
Non-current liabilities held-for-sale	7	8
Other non-current liabilities	1,136	1,122
Total non-current liabilities	17,706	17,955
Total Liabilities	21,414	21,272
Redeemable noncontrolling interest in subsidiaries	80	78
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,379	8,376
Accumulated deficit	(5,982)	(6,268)
Less treasury stock, at cost — 104,518,931 and 101,580,045 shares, at March 31, 2018 and December 31, 2017, respectively	(2,474)	(2,386)
Accumulated other comprehensive loss	(61)	(72)
Noncontrolling interest	2,392	2,314
Total Stockholders’ Equity	2,258	1,968
Total Liabilities and Stockholders’ Equity	$23,752	$23,318

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2018	2017
	(In millions)
Cash Flows from Operating Activities
Net income/(loss)	$233	$(203)
Loss from discontinued operations, net of income tax	—	(34)
Income/(loss) from continuing operations	233	(169)
Adjustments to reconcile net income to net cash provided/(used) by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	12	8
Depreciation and amortization	235	257
Provision for bad debts	15	9
Amortization of nuclear fuel	13	12
Amortization of financing costs and debt discount/premiums	14	15
Adjustment for debt extinguishment	2	—
Amortization of intangibles and out-of-market contracts	22	30
Amortization of unearned equity compensation	13	8
Changes in deferred income taxes and liability for uncertain tax benefits	(3)	1
Changes in nuclear decommissioning trust liability	34	36
Changes in derivative instruments	(247)	38
Changes in collateral deposits in support of energy risk management activities	163	(127)
Gain on sale of emission allowances	(8)	—
Gain on sale of assets	(2)	(2)
Changes in other working capital	(139)	(198)
Cash provided/(used) by continuing operations	357	(82)
Cash provided by discontinued operations	—	15
Net Cash Provided/(Used) by Operating Activities	357	(67)
Acquisitions of businesses, net of cash acquired	(62)	(3)
Capital expenditures	(358)	(236)
Decrease in notes receivable	3	4
Purchases of emission allowances	(17)	(9)
Proceeds from sale of emission allowances	23	11
Investments in nuclear decommissioning trust fund securities	(216)	(153)
Proceeds from the sale of nuclear decommissioning trust fund securities	182	117
Proceeds from sale of assets, net of cash disposed of	11	14
Changes in investments in unconsolidated affiliates	2	(12)
Other	—	18
Cash used by continuing operations	(432)	(249)
Cash used by discontinued operations	—	(32)
Net Cash Used by Investing Activities	(432)	(281)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(10)	(9)
Payment for treasury stock	(93)	—
Net receipts from settlement of acquired derivatives that include financing elements	—	1
Proceeds from issuance of long-term debt	179	193
Payments for short and long-term debt	(228)	(177)
Net contributions from/(distributions to) noncontrolling interests in subsidiaries	110	(5)
Payment of debt issuance costs	(7)	(14)
Other - contingent consideration	—	(10)
Cash used by continuing operations	(49)	(21)
Cash used by discontinued operations	—	(132)
Net Cash Used by Financing Activities	(49)	(153)
Effect of exchange rate changes on cash and cash equivalents	—	(7)
Change in Cash from discontinued operations	—	(149)
Net Decrease in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(124)	(359)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	1,536	1,386
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$1,412	$1,027

Appendix Table A-1: First Quarter 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(566)	30	(536)	946	(34)	—	(143)	233
Plus:
Interest expense, net	—	2	2	1	14	54	92	163
Income tax	—	—	—	—	(6)	(1)	6	(1)
Loss on debt extinguishment	—	—	—	—	—	—	2	2
Depreciation and amortization	43	24	67	28	51	81	8	235
ARO Expense	7	4	11	—	1	1	—	13
Contract amortization	3	—	3	—	—	17	—	20
Lease amortization	(1)	(2)	(3)	—	—	—	1	(2)
EBITDA	(514)	58	(456)	975	26	152	(34)	663
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	6	6	(6)	3	34	(2)	35
Acquisition-related transaction & integration costs	—	—	—	—	—	1	3	4
Reorganization costs	2	2	4	3	—	—	13	20
Deactivation costs	—	3	3	—	—	—	3	6
Loss on sale of assets	—	—	—	—	1	—	—	1
Other non recurring charges	6	4	10	2	(8)	2	10	16
Mark to market (MtM) (gains)/losses on economic hedges	567	13	580	(786)	10	—	—	(196)
Adjusted EBITDA	61	86	147	188	32	189	(7)	549
1 Includes International, BETM and generation eliminations

First Quarter 2018 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	524	374	898	1,487	96	242	(182)	2,541
Cost of sales	272	156	428	1,108	2	20	(167)	1,391
Economic gross margin	252	218	470	379	94	222	(15)	1,150
Operations & maintenance and other cost of operations [2]	177	127	304	71	34	69	(21)	457
Selling, marketing, general and administrative	29	21	50	115	10	6	10	191
Other expense/(income) [3]	(15)	(16)	(31)	5	18	(42)	3	(47)
Adjusted EBITDA	61	86	147	188	32	189	(7)	549
1 Includes International, BETM and generation eliminations
2 Excludes deactivation costs of $6 million
3 Excludes loss on sale of business of $1 million, acquisition-related transaction & integration costs of $4 million, reorganization costs of $20 million and loss on debt extinguishment of $2 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,421	14	106	—	—	2,541
Cost of operations	1,095	(6)	302	—	—	1,391
Gross margin	1,326	20	(196)	—	—	1,150
Operations & maintenance and other cost of operations	463	—	—	(6)	—	457
Selling, marketing, general & administrative	191	—	—	—	—	191
Other expense/(income) [1]	439	(408)	—	—	(78)	(47)
Income/(Loss) from Continuing Operations	233	428	(196)	6	78	549
1 Other adj. includes loss on sale of business of $1 million, acquisition-related transaction & integration costs of $4 million, reorganization costs of $20 million and loss on debt extinguishment of $2 million

Appendix Table A-2: First Quarter 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	43	(6)	37	(34)	(29)	(2)	(141)	(169)
Plus:
Interest expense, net	—	9	9	1	22	75	115	222
Income tax	—	—	—	3	(6)	(1)	—	(4)
Loss on debt extinguishment	—	—	—	—	—	2	—	2
Depreciation and amortization	69	28	97	28	47	77	8	257
ARO Expense	4	3	7	—	—	1	1	9
Contract amortization	3	1	4	1	—	17	—	22
Lease amortization	—	(2)	(2)	—	—	—	—	(2)
EBITDA	119	33	152	(1)	34	169	(17)	337
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	7	6	13	(3)	(4)	13	(1)	18
Acquisition-related transaction & integration costs	—	—	—	—	—	1	—	1
Deactivation costs	—	2	2	—	—	—	—	2
Other non recurring charges	(1)	—	(1)	—	(1)	3	7	8
Mark to market (MtM) (gains)/losses on economic hedges	(121)	9	(112)	137	(6)	—	—	19
Adjusted EBITDA	4	50	54	133	23	186	(11)	385
1 Includes International, BETM and generation eliminations

First Quarter 2017 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	495	345	840	1,334	89	238	(222)	2,279
Cost of sales	292	161	453	997	4	16	(211)	1,259
Economic gross margin	203	184	387	337	85	222	(11)	1,020
Operations & maintenance and other cost of operations [2]	168	109	277	80	33	69	(2)	457
Selling, marketing, general & administrative	33	28	61	119	14	4	62	260
Other expense/(income) [3]	(2)	(3)	(5)	5	15	(37)	(60)	(82)
Adjusted EBITDA	4	50	54	133	23	186	(11)	385
1 Includes International, BETM and generation eliminations
2 Excludes deactivation costs of $2 million
3 Excludes acquisition-related transaction & integration costs of $1 million and loss on debt extinguishment of $2 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,382	15	(118)	—	—	2,279
Cost of operations	1,403	(7)	(137)	—	—	1,259
Gross margin	979	22	19	—	—	1,020
Operations & maintenance and other cost of operations	459	—	—	(2)	—	457
Selling, marketing, general & administrative	260	—	—	—	—	260
Other expense/(income) [1]	429	(482)	—	—	(29)	(82)
Income/(Loss) from Continuing Operations	(169)	504	19	2	29	385
1 Other adj. includes acquisition-related transaction & integration costs of $1 million and loss on debt extinguishment of $2 million

Appendix Table A-3: 2018 and 2017 Three Months Ended March 31 Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	March 31, 2018	March 31, 2017
Net Cash Provided by Operating Activities	357	(82)
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	—	1
Sale of Land	3	8
Merger, integration and cost-to-achieve expenses (1)	22	—
Return of capital from equity investments	2	13
Adjustment for change in collateral	(163)	127
Adjusted Cash Flow from Operating Activities	221	67
Maintenance CapEx, net (2)	(64)	(35)
Environmental CapEx, net	—	(18)
Preferred dividends	—	—
Distributions to non-controlling interests	(50)	(46)
Free Cash Flow Before Growth Investments (FCFbG)	107	(32)
(1) 2018 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call.
(2) Includes insurance proceeds of $18 million in 2017.

Appendix Table A-4: First Quarter 2018 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity through first quarter of 2018:

($ in millions)	Three Months Ended March 31, 2018
Sources:
Adjusted cash flow from operations	221
NYLD revolver proceeds	20
Asset sales	8
NYLD equity issuance	10
Uses:
Growth investments and acquisitions, net	(170)
Debt Repayment, net of proceeds	(108)
Decrease in credit facility	(97)
Share repurchases	(93)
Maintenance and environmental capex, net	(64)
Distributions to non-controlling interests	(50)
Collateral (1)	(40)
Cost-to-achieve expenses(2)	(39)
Common Stock Dividends	(10)
Other Investing and Financing	(13)
Change in Total Liquidity	(425)
(1) Excludes impact of Funds deposited by Counterparties
(2) Includes capital expenditures associated with the Transformation Plan

Appendix Table A-5: 2018 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to net income:

	2018 Adjusted EBITDA
($ in millions)	Low	High
Income from Continuing Operations [1]	410	610
Income Tax	20	20
Interest Expense	785	785
Depreciation, Amortization, Contract Amortization and ARO Expense	1,180	1,180
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	135	135
Other Costs [2]	270	270
Adjusted EBITDA	2,800	3,000

1.	For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero.

2.	Includes deactivation costs and cost-to-achieve expenses

Appendix Table A-6: 2018 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2018
($ in millions)	Guidance
Adjusted EBITDA	$2,800 - $3,000
Cash Interest payments	(785)
Cash Income tax	(40)
Collateral / working capital / other	40
Cash From Operations	$2,015 - $2,215
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral and Other	—
Adjusted Cash flow from operations	$2,015 - $2,215
Maintenance capital expenditures, net	(210) - (240)
Environmental capital expenditures, net	(0) - (5)
Distributions to non-controlling interests	(220) - (250)
Free Cash Flow - before Growth	$1,550 - $1,750

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted

EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.